The MFS Municipal Income Fund, a series of MFS Municipal Series Trust, established two new classes of shares (Class A1 Shares; and Class B1 Shares), as described in the Amendment dated November 28, 2006 to the Declaration of Trust contained in Post-Effective Amendment No. 46 to the Registration Statement (File Nos. 2-92915 and 811-4096), as filed with the Securities and Exchange Commission via EDGAR on March 20, 2007, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.